Exhibit 3.3

                                    BY-LAWS

                                       OF


                          LATIN AMERICAN CASINOS, INC.

As Amended - December 4, 1991

                               TABLE OF CONTENTS
                                                                           Page
                                                                           No.
                                                                           ---
Article I - Offices

         Section   1.        Registered Office ...........................  1
         Section   2.        Offices .....................................  1

Article II - Meetings of Stockholders

         Section   1.        Place of Meetings ...........................  1
         Section   2.        Annual Meetings .............................  1
         Section   3.        Special Meetings ............................  2
         Section   4.        Notice of Meetings ..........................  2
         Section   5.        Voting List .................................  3
         Section   6.        Quorum and Adjournment ......................  3
         Section   7.        voting ......................................  4
         Section   8.        Proxies .....................................  4
         Section   9.        Consent of Stockholders in
                               Lieu of Meeting ...........................  5

Article III - Directors

         Section   1.        Number and Term of Office ...................  5
         Section   2.        Election ....................................  6
         Section   3.        Filling of Vacancies ........................  6
         Section   4.        Chairman of the Board .......................  6
         Section   5.        Powers of the Board .........................  7
         Section   6.        Place of Meeting ............................  7
         Section   7.        Annual Meeting ..............................  7
         Section   8.        Regular Meetings ............................  8
         Section   9.        Special Meetings ............................  8
         Section   10.       Quorum and Manner of Acting .................  8
         Section   11.       Consent of Directors in Lieu of Meeting .....  9
         Section   12.       Presence at Meetings ........................  9
         Section   13.       Compensation of Directors ...................  9
         Section   14.       Removal of Directors ........................ 10

Article IV - Notices

         Section   1.        Manner of Giving Notice ....................  10
         Section   2.        Waiver of Notice ...........................  10


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                                                                           Page
                                                                           No.
                                                                           ---
Article V - Officers

         Section   1.       Officers ....................................  11
         Section   2.       Compensation ................................  11
         Section   3.       Term of Office; Removal and Vacancies .......  11
         Section   4.       Chairman of the Board .......................  12
         Section   5.       The President ...............................  12
         Section   6.       Executive Vice Presidents and
                              Vice Presidents ...........................  13
         Section   7.       The Secretary ...............................  13
         Section   8.       The Treasurer ...............................  13
         Section   9.       Surety Bond .................................  14
         Section   10.      Chief Financial Officer .....................  15
         Section   11.      Other Officers and Agents ...................  15
         Section   12.      Additional Powers and Duties ................  15

Article VI - Committees

         Section   1.       Designation .................................  15
         Section   2.       Representations, Quorum .....................  16

Article VII - Stock Certificates

         Section   1.       Form of Certificate .........................  16
         Section   2.       Lost Certificates ...........................  17
         Section   3.       Transfers of Stock ..........................  17
         Section   4.       Record Date .................................  18
         Section   5.       Registered Stockholders .....................  18

Article VIII  -  Fiscal Year ............................................  19

Article IX  - Indemnification ...........................................  19

Article X  -  Amendments ................................................  20

Article XI - Stock held by the Corporation ..............................  20


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                                                     As Amended December 4, 1991



                                    BY-LAWS

                                       OF

                          LATIN AMERICAN CASINOS, INC.

                          LATIN AMERICAN CASINOS, INC.

                                    BY-LAWS

                                   ARTICLE I

                                    OFFICES

         Section 1. REGISTERED OFFICE. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware, and The Corporation Trust Company shall be the registered agent of the Corporation.

         Section 2. OFFICES. The corporation may have offices at such place both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETING OF STOCKHOLDERS

         Section 1. PLACE OF MEETINGS. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware as shall be designated by the person or persons calling such meeting and stated in the notice of such meeting.

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         Section 2. ANNUAL MEETINGS. The annual meetings of stockholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held at such date and time as shall be designated from time to time by the Board of Directors.

         Section 3. SPECIAL MEETINGS. Except as otherwise provided by law, a special meeting of the stockholders may be called at any time by the President, the Chairman of the Board or the Board of Director, and shall be called by the President or the Secretary at the request, in writing, of the holders of at least ten percent (10%) of the shares of stock issued, outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting."

         Section 4. NOTICE OF MEETINGS. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is to be held, shall be given to each stockholder entitled to vote at such meeting not less than ten
(10) or more than sixty (60) days before the date of such meeting. If mailed, the notice shall be addressed to each stockholder in a postage-prepaid envelope at its address as it appears on the records of the corporation unless, prior to the time of mailing, the Secretary shall have received from any such stockholder a written request that notices intended for it be mailed to some other address, in which case notices intended for

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such stockholder shall be mailed to the address designated in such request.

         Section 5. VOTING LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 6. QUORUM AND ADJOURNMENT. Except as otherwise provided by law, at all meetings of the stockholders, the holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have

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power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 7. VOTING. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares constituting such quorum shall decide any question brought before such meeting, unless the question is one upon which a vote of a different percentage of shares is required by statute or the certificate of incorporation or these by-laws, in which case the vote of such different percent of shares shall be required. Unless otherwise provided in the certificate of incorporation or these by-laws, each stockholder of record on the applicable record date shall be entitled at every meeting of the stockholders to one vote in person or by proxy for each share of capital stock held by such stockholder.

         Section 8. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy

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must be in writing and signed by the stockholder or his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

         Section 9. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Such written consent shall be filed with the records of the corporation.

                                  ARTICLE III

                                   DIRECTORS

         Section 1. NUMBER AND TERM OF OFFICE. The number of directors may be fixed from time to time by resolution of the Board of Directors or by action of the stockholders. The number of directors initially shall be three. Directors shall be elected at each annual meeting of stockholders, except as provided in
Section 3 of this Article, and each director shall hold office until the next annual meeting of stockholders and

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until his successor shall have been elected and qualified or until his death, resignation, disqualification or removal from office. Directors need not be stockholders.

         Section 2. ELECTION. Directors shall be elected by the affirmative vote of holders of at least a majority of the shares of stock issued and outstanding and entitled to vote thereon.

         Section 3. FILLING OF VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

         Section 4. CHAIRMAN OF THE BOARD. A Chairman of the Board

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shall be appointed by the Board of Directors from among the directors. The
Chairman of the Board or, in his absence his designee, shall preside at all meetings of the Board of Directors.

         Section 5. POWERS OF THE BOARD. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

         Section 6. PLACE OF MEETINGS. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 7. ANNUAL MEETING. The first meeting of each newly elected Board of Directors shall be held as soon as practicable after the annual election of directors for the purpose of organization, the designation of the Chairman of the Board, the election of officers and the transaction of other business. Such annual meeting of the Board of Directors may be held without notice if it shall be held on the day fixed for the annual meeting of stockholders and as soon as practicable after the time fixed for such stockholders' meeting. If such annual meeting of the Board of Directors shall not be held on such date, it shall be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board

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of Directors, or as shall be specified in a consent or written waiver signed by all of the directors.

         Section 8. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors by affirmative vote of a majority of the whole Board of Directors.

         Section 9. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on seven (7) days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the sole director.

         Section 10. QUORUM AND MANNER OF ACTING. At all meetings of the Board of Directors the presence of a majority of directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any meeting at which a quorum is present, the act of a majority of directors present shall be the act of the Board of Directors, unless a

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greater number is required by statute; provided, however, that the unanimous vote of all directors (not merely those present) shall be required for the Board of Directors to take any action affecting: the sale or issuance of stock by the corporation; declaration of dividends; amendment of the By-Laws; salaries and bonuses of officers; capital expenditures in excess of $2,000; and the sale, disposition or investment of the corporations's assets having a fair market value in excess of $2,000.

         Section 11. CONSENT OF DIRECTORS IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

         Section 12. PRESENCE AT MEETINGS. Members of the Board of Directors of the corporation may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant thereto shall constitute presence in person at such meeting.

         Section 13. COMPENSATION OF DIRECTORS. The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of

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Directors or a stated salary as directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         Section 14. REMOVAL OF DIRECTORS. Any director may be removed, with or without cause, at any time, by the affirmative vote of the holders of a majority of the outstanding shares of stock issued, outstanding and entitled to vote at an election of directors, at a meeting of the stockholders called for such purpose.

                                   ARTICLE IV

                                     NOTICES

         Section 1. MANNER OF GIVING NOTICE. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, telegram, telex or cable, addressed to such director or stockholder, at his address as it appears on the records of the corporation, and such notice shall be deemed to have been duly given when deposited for immediate transmission or delivery with the communication medium selected.

         Section 2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a written waiver thereof, signed by the person or persons entitled to such

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notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting.

                                    ARTICLE V

                                    OFFICERS

         Section 1. OFFICERS. The officers of the corporation shall be a Chairman of the Board, a President, a Secretary, a Treasurer and such other officers as, from time to time, may be deemed by the Board of Directors to be necessary or advisable in the conduct of the affairs of the corporation. The officers shall be elected or appointed by the Board of Directors. Any number of offices may be held by the same person.

         Section 2. COMPENSATION. The salaries of all officers and agents of the corporation shall be fixed by or under the direction of the Board of Directors.

         Section 3. TERM OF OFFICE; REMOVAL AND VACANCIES. So far as practicable, all officers shall be elected at the first meeting of the Board of Directors following the annual meeting of stockholders in each year. Each officer of the corporation shall hold office until his successor is chosen and qualifies or until his earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

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         Section 4. CHAIRMAN OF THE BOARD. The Chairman of the Board shall call and preside over meetings of the Board of Directors, shall preside over each meeting of the stockholders and shall promote the interests of the corporation and its subsidiaries generally. In his absence, the Chairman's designee shall perform the Chairman's duties.

         Section 5. THE PRESIDENT. The President shall be the chief executive officer of the corporation and shall have general and active supervision and control of all of the business affairs of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have general authority to cause the employment or appointment of such employees and agents of the corporation as the proper conduct of operations may require and to fix their compensation, subject to the prior written concurrence of the Chairman of the Board and subject to the provisions of these by-laws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer of the corporation and, in general, to exercise all of the powers usually appertaining to the office of president of a corporation, except as otherwise provided in these by-laws. In the absence of the President, his duties shall be performed and his powers may be exercised by such other officer as shall be designated either by him in writing or, failing such designation, by the Board of

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Directors.

         Section 6. EXECUTIVE VICE PRESIDENTS AND VICE PRESIDENTS. There may be one or more executive vice presidents and vice presidents who shall be subject to the direction of the President. He or they shall have such duties as shall be established from time to time by the President and the Chairman of the Board acting jointly.

         Section 7. THE SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and of the Board of Directors, shall attend all such meetings and shall keep and attest true records of all proceedings thereat. He shall have custody of the corporate seal and shall have authority to affix the same and to attest any and all instruments or writings to which the same may be affixed. He shall seep an account for all books, documents, papers and records of the corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates when authorized by the Board of Directors and shall generally perform all of the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary an Assistant Secretary appointed by the Board of Directors or Secretary PRO TEMPORE appointed by the President or Chairman of the Board shall perform his duties.

         Section 8. THE TREASURER. Under the general direction of the President, and subject to any duties which may be delegated to a Chief Financial Officer pursuant to Section 10 of this

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Article, the Treasurer shall have the care and custody of all moneys, funds and securities of the corporation; shall deposit or cause to be deposited all such funds in and with such depositories as the Board of Directors shall from time to time direct; shall advise upon all terms of credit granted by the corporation and its subsidiary corporations, respectively; shall be responsible for the collection of all their accounts, and shall cause to be recorded, daily, a statement of all receipts and disbursements of the corporation, in order that proper entries may be made in the books of account. He shall have power to sign stock certificates when authorized by the Board of Directors; to endorse for deposit or collection, or otherwise, all checks, drafts, notes, bills of exchange or other commercial paper payable to the corporation, and to give proper receipts of discharges for all payments to the corporation. In the absence of the Treasurer, his duties shall be performed by an Assistant Treasure designated by the Board of Directors, or by some other officer designated by the President or Chairman of the Board.

         Section 9. SURETY BOND. If required by the Board of Directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such office and for the restoration to the corporation, in case of the death, resignation, retirement or removal from office of the treasure, of all books, papers, vouchers, money and other property of whatever kind in the

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treasurer's possession or control belonging to the corporation.

         Section 10. CHIEF FINANCIAL OFFICER. There may be a Chief Financial Officer who shall be subject to the direction of the President. He all have such duties as shall be established from time to time by the President and Chairman of the Board acting jointly.

         Section 11. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents from time to time as it shall deem necessary, who shall perform such duties and have such powers as the Board of Directors or the President and the Chairman of the Board acting jointly may from time to time prescribe.

         Section 12. ADDITIONAL POWERS AND DUTIES. In addition to the foregoing especially enumerated duties and powers, the several officers of the corporation shall perform such other duties and exercise such further powers as may be provided in these by-laws or as the Board of Directors may from time to time determine, or as may be assigned to them by any competent superior officer.

                                   ARTICLE VI

                                   COMMITTEES

         Section 1. DESIGNATION. The Board of Directors, by resolution adopted by a majority of the whole Board, may authorize and appoint such committees as may be deemed desireable or necessary and may delegate policy-making authority to any such

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committee.

         Section 2. REPRESENTATIONS; QUORUM. Representatives of such committees shall be appointed by the Board of Directors. At any committee meeting, a majority of committee members shall constitute a quorum for the transaction of business and action shall be taken upon the affirmative vote of a majority of committee members present and voting at a meeting at which a quorum is present.

                                   ARTICLE VII

                               STOCK CERTIFICATES

         Section 1. FORM OF CERTIFICATE. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman of the Board or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.

         If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of

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stock; provided that, except as otherwise provided in Section 202 of the General
Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish, without charge, to each stockholder who so requests a statement as to the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 2. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates, or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation, with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 3. TRANSFERS OF STOCK. Upon surrender to the

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corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its books.

         Section 4. RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 5. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to

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recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of

                                  ARTICLE VIII

                                  FISCAL YEAR

         The fiscal year of the corporation shall end on December 31 of each year.

                                   ARTICLE IX

                                INDEMNIFICATION

         The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the General Corporation Law of Delaware, as amended from time to time.

         A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

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                                    ARTICLE X

                                   AMENDMENTS

         These by-laws may be altered, amended or repealed at any regular or special meeting of the stockholders or of the Board of Directors. Notice of any such proposed alteration or repeal shall be contained in the notice of any such special meeting.

                                   ARTICLE XI

                          STOCK HELD BY THE CORPORATION

         The Board of Directors or such other directors, officers or individuals as the Board of Directors by resolution may appoint shall have full power and authority on behalf of the corporation in person or by proxy to attend, to act and to vote at any meeting of stockholders of any corporation in which the corporation may hold stock, and at any such meeting shall possess, and may exercise, any and all of the rights and powers incident to the ownership of such stock.



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